QuickLinks -- Click here to rapidly navigate through this document

NOTICE OF GUARANTEED DELIVERY
FOR
AMERICAN DEPOSITARY SHARES REPRESENTING SHARES
OF
INSTRUMENTARIUM CORPORATION

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if American Depositary Receipts (the "ADRs") evidencing American Depositary Shares each representing one share (the "ADSs") of Instrumentarium Corporation, a public company organized under the laws of Finland ("Instrumentarium"), are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the U.S. Tender Agent prior to the Expiration Date (as defined in the Letter of Transmittal). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, facsimile transmission or mailed to the U.S. Tender Agent. See Section 2.5 ("Acceptance Procedure of the Tender Offer") of the Tender Offer Document.

The U.S. Tender Agent for the Offer is:

THE BANK OF NEW YORK

IF IN THE UNITED STATES TO:

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	(For Eligible Institutions Only) (212) 815-6433 To Confirm: (212) 815-6212	Tender & Exchange Department—11 West 101 Barclay Street Receive and Deliver Window—Street Level New York, New York 10286

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. TENDER AGENT.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the U.S. Tender Agent and must deliver the Letter of Transmittal or an Agent's Message and ADRs to the U.S. Tender Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to General Electric Finland Oy, a company organized under the laws of Finland, upon the terms and subject to the conditions set forth in the Tender Offer Document dated January 14, 2003 (the "Tender Offer Document") and the Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, and accept the Offer in accordance with its terms in respect of the number of ADSs specified below pursuant to the guaranteed delivery procedure described under Section 2.5 ("Acceptance Procedure of the Tender Offer") in the Tender Offer Document.

Number of ADSs: ADS Certificate Number(s) (if available): Please check box if ADSs will be tendered by book-entry transfer: ☐ Account Number: Date:	Name of Record Holder(s): Please Type or Print Address(es) Zip Code Area Code and Telephone Number(s) Signature(s) of Holder(s) Date: , 2003

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the U.S. Tender Agent, at one of its addresses set forth above, either ADRs evidencing ADSs tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such ADSs in the U.S. Tender Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, all within three (3) Nasdaq National Market business days of the date hereof.

Name of Firm
Address

Zip Code
Area Code and Telephone Number(s)
Authorized Signature
Title
Name:
Please Type or Print
Date:	, 2003

        DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. ADRs SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

QuickLinks

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)